Exhibit 99.1

CE+T Energy Solutions Acquires Ideal Power’s Power Conversion Business Unit and Technology

AUSTIN, TX, September 24, 2019 -- Ideal Power Inc. (NASDAQ: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bi-directional power switches, has sold its Power Conversion Systems business and Power Packet Switching Architecture (PPSA™) technology to CE+T Energy Solutions, Inc. for a combination of cash and shares of common stock of CE+T Energy Solutions, a provider of innovative energy solutions for the data center, microgrid, energy storage and industrial markets. CE+T Energy Solutions is a subsidiary of CE+T Group, the winner of the $1 million Google Little Box Challenge for a revolutionary power converter. The transaction closed on September 19, 2019.

“This transaction allows us to devote 100% of our resources, personnel, time and energy to the development and commercialization of our highly efficient B-TRAN™ power switch technology while providing Ideal Power shareholders with an opportunity to benefit from our equity ownership in CE+T Energy Solutions,” said Dr. Lon E. Bell, Chairman and Chief Executive Officer of Ideal Power. “CE+T Energy Solutions’ power conversion expertise makes them an excellent choice to further the commercialization of the PPSA products and the solutions they enable.”

“PPSA is a very important strategic fit for us and complements our world-renowned power converter expertise,” said Mario Barbaresso, Chief Executive Officer of CE+T Energy Solutions. “This technology will help us better serve customers who require efficient and optimized energy solutions.”

“We are excited to add highly skilled members to our creative team and strengthen the company for the Green Energy Revolution,” said Robert Eyben, Chief Executive Officer of CE+T Group. We are showcasing our latest power conversion solutions, including our newly acquired PPSA™-based converters, at Solar Power International in Salt Lake City, UT from September 23rd through September 26th.”

Details of the transaction are described in Ideal Power’s 8-K filed today with the Securities and Exchange Commission.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bi-directional power switches, creating highly efficient and ecofriendly energy control solutions for industrial, alternative energy, military and automotive applications. The company is focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bi-directional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

About CE+T Energy Solutions

Based in Austin, Texas, CE+T Energy Solutions is a North American subsidiary of CE+T Group, a leading global power solutions company formed in 1934, headquartered in Belgium with subsidiaries in Luxemburg, Germany, China, India and the USA (Atlanta). CE+T Group designs, manufactures and markets a wide range of world class power systems for commercial and industrial customers for mission critical and energy management applications.

CE+T Energy Solutions mission is to:

• reduce energy cost and total cost of ownership;

• ensure systems reliability and resilience;

• improve power quality;

• allow the seamless blending of power between various energy sources; and

• offer harmonious integration of renewables, stored energy and the grid.

For more information, please visit www.cet-power.com/ces.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN™ technology, whether we can continue as a going concern and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

MZ North America

Chris Tyson

949-491-8235

IPWR@mzgroup.us

www.mzgroup.us

CE+T Energy Solutions Contact:

Mario Barbaresso

678-780-1558

m.barbaresso@cet-power.com

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